Exhibit 10.4

                              NON-COMPETE AGREEMENT

THIS AGREEMENT (the "Agreement") dated as of the ___21___ day of September, 1999, between onlinetradinginc.com corp., a Florida corporation ("Online "), and Raymond Chodkowski ("Chodkowski").

WHEREAS, Chodkowski is a principal employee of Newport Discount Brokerage, Inc. ("Newport"); and

WHEREAS, Online and Newport have entered into an Asset Purchase Agreement in which Online has agreed to purchase Newport's clients; and

WHEREAS, Online desires to protect said purchase and its future business with said clients pursuant to the terms of this Agreement.

NOW, THEREFORE, In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Non-Compete. Until the fifteenth (15) anniversary of the date of this Agreement or the fifteenth (15) anniversary of the termination of Chodkowski's employment with Online for any reason (which ever is later), Chodkowski shall not persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of Online or Newport at or within one year prior to the date of this Agreement, or the termination of Chodkowski's employment with Online for any reason (which ever is later), to cease doing business with Online with regard to any of Online's business activities, or to reduce in any way the amount of business it does with Online with regard to any of Online's business activities or accept any un-solicited business from said person(s) or entities.

         2. Acknowledgement. Chodkowski acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in Section 1 is a condition of the Asset Purchase Agreement and are reasonable and valid in geographic and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

         4. Monetary Consideration. In exchange for the Restrictive Covenants and other covenants contained herein, Online shall pay Chodkowski the sum of $250,000.00 upon Closing of the transaction set forth in the Asset Purchase Agreement.

         5. Remedies. If Chodkowski breaches, or threatens to breach, any of the Restrictive Covenants, Online, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by the Chodkowski that any such breach or threatened breach would cause irreparable and continuing injury to Online and that money damages would not provide an adequate remedy to Online.

6. Waiver. The waiver by either party of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach.

7. Successors and Assigns. The rights and obligations of Online under this Agreement shall inure to the benefit of and shall be binding in all respects upon its successors and assigns.

8. Amendments. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against whom the change or modification is sought to be enforced.

9. Governing Law. All questions regarding the validity and interpretation of this Employment Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Florida.

10. Arbitration. Except as specifically provided herein, all disputes between the parties arising out of and under this Agreement shall be submitted to the American Arbitration Association (AAA) located in Palm Beach County, Florida. The decision of the AAA shall be binding on all parties.

11. Preliminary Injunctive Relief. Notwithstanding any provision to the contrary, Online is entitled to seek preliminary injunctive relief (e.g.
temporary restraining or temporary injunction) from a court of competent jurisdiction prior to and while any arbitration proceeding is pending.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement in duplicate on the date and year first above written.

                                                      onlinetradinginc.com corp.

_/s/ Raymond Chodkowski                                   _/s/ Farshid Tafazzoli
Raymond Chodkowski                                        Farshid Tafazzoli, CIO